Exhibit 10.36

AMENDMENT NO. 1
TO
PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Purchase Agreement by and among TAKKT America Holding, Inc. (the “Seller”), Global Industrial Holdings LLC (the “Buyer”) and Global Industrial Mexico Holdings Inc. (the “Mexican Buyer”) dated December 31, 2014 (the “Purchase Agreement”), is executed as of the 30th day of January, 2015, and amends the Purchase Agreement as set forth herein.

IN CONSIDERATION of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         The definition of Base Price shall be deleted in its entirety and replaced with the following:

“Base Price” shall mean Twenty-five Million Ninety Thousand U.S. Dollars (US$25,090,000).

2.         Section 8.3(a) shall be amended by inserting the following at the end thereof:

(iv) any payments made by Seller under the Parent Guarantee by and between Lakeview XII Venture, LLC and TAKKT AG, dated December 16, 2009 with respect to claims that the Landlord may have in the future under the Industrial Building Lease for 8123 116th Street, Pleasant Prairie, Wisconsin by and between C&H Service and Lakeview XII Venture, LLC, dated December 18, 2009, against C&H Service; provided that Buyer shall have no obligation to reimburse Seller with respect to any letter of credit that the Seller may be required to provide under such Parent Guarantee.

3.         Section 8.2(a)(iii) shall be inserted into the Agreement:

Section 8.2(a) (iii) A claim of breach by the landlord under the  Lease Agreement for 900 North Hills Blvd, Suite 300, Reno, Nevada 89506 by and between Seller and Bre/NV Industrial Properties L.L.C. dated May 27, 2003, as amended to the date of this Amendment due to a claim that consent was required either for granting a Sublease dated January 29, 2015 by and between Seller and C&H Service LLC or due to the transactions contemplated by this Agreement.

4.         Section 8.2(a)(iv) shall be inserted into the Agreement:

Section 8.2(a)(iv)  Any licensing fees or other costs charged to any Company and/or Buyer by Oracle for the assignment of the Software License and Services Agreement by and between Seller (by definition, includes C&H Distributors, C&H Productos, Products for Industry, and Avenue) and PeopleSoft USA, Inc. (Oracle), dated June 30, 2004, including all signed Schedules thereto, as amended.  Such indemnity shall terminate as of the date that there is an executed Assignment and Certification of Non Possession among Seller, Buyer, and Oracle.

5.         Section 8.2(b) shall be amended as follows  "under Section 8.2(a)(i) or (ii)" shall be deleted and replaced with "under Sections 8.2(a)(i), (ii), (iii) or (iv)."

6.         Section 6.8(o)shall be inserted into the Agreement.

Seller shall have subleased the Reno lease to C&H Service prior to the Closing Date.

7.        In Section 3.5(f) of the Agreement, MXN$64,794,502 shall be deleted and replaced with MXN$64,797,501.

8.
(a)          Except as specifically amended by this Amendment, the Purchase Agreement shall remain unchanged and in full force and effect.

(b)          This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(c.)         Hereafter, all references to the Purchase Agreement shall be deemed to be references to such Purchase Agreement as amended by this Amendment.

(d)          Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE SELLER:

TAKKT AMERICA HOLDING, INC.

By: /s/ Dr. Felix Zimmerman
Name: Dr. Felix Zimmerman
Its: Chairman

THE BUYER:

GLOBAL INDUSTRIAL HOLDINGS LLC

By: /s/ Lawrence Reinhold
Name: Lawrence Reinhold
Its: Vice President
THE MEXICAN BUYER:

GLOBAL INDUSTRIAL MEXICO HOLDINGS INC.

By: /s/ Robert Dooley
Name:Robert Dooley
Its: President